                                                                      EXHIBIT 99

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                                   CONTACT: P. BLAKE DUPUIS
                                                                    936-291-2277

        MITCHAM INDUSTRIES REPORTS FOURTH QUARTER AND FISCAL 2003 RESULTS


HUNTSVILLE, Texas - April 22, 2003 - Mitcham Industries, Inc. (NASDAQ: MIND) reports revenue of $5.7 million for its fourth quarter ended January 31, 2003, as compared to revenue of $4.4 million for last year's fourth quarter.

The Company recorded a net loss of $2.9 million, or $(0.34) per diluted share, for the quarter as compared to a quarterly loss in the prior fiscal year of $9.2 million, or $(1.05) per diluted share. The prior year's quarterly results reflected a $4.9 million receivable write off and a $4.7 million valuation allowance recorded against the Company's deferred tax asset.

Equipment leasing and sales revenue for the quarter was $3.4 million as compared to $4.4 million in the prior year quarter. Front-end services revenue was $2.3 million. The Company entered the front-end services business during the fiscal year so there is no comparable revenue in the previous year.

"Equipment leasing and sales revenue were affected by the slow start to the Canadian winter season," said Billy F. Mitcham, Jr., President and CEO. "Some of that activity will shift into our first quarter, but overall the Canadian season was flat. Front-end services revenue increased sequentially from the third quarter in spite of significant weather-related operational delays which depressed operating margins. We expect front-end services revenue and margins will improve as we move into more stable seasonal weather patterns." Mr. Mitcham also stated, "We will continue our efforts to establish short-term leasing markets in areas that are presently under-served. Our acquisition of Seismic Asia Pacific Pty Ltd. last December is the first example of that effort."

For fiscal 2003, the Company recorded revenue of $19.2 million, down 30% from $27.2 million in the prior year. The decline in year-over-year revenue continues to reflect limited investments in exploration activities by the oil and gas industry as well as substantial price pressures stemming from seismic industry overcapacity and consolidation. As geopolitical and economic uncertainties intensified during the year, many investment decisions by the oil and gas industry were delayed, resulting in the weakest seismic equipment market in recent years. For the year ended January 31, 2003, the Company recorded a net loss of $10.1 million, or $(1.15) per diluted share, versus a loss of $8.5 million, or $(0.95) per diluted share, in the prior year.



                                      MORE

"Fiscal 2003 presented a very difficult operating environment for the seismic industry and for Mitcham Industries. Improved oil and gas prices did not translate into increased exploration activity as companies awaited the outcome of international developments and as they dealt with constrained access to capital domestically," said Mitcham. "At this time, it is too early to speculate on the possible resolution of these important business issues in fiscal 2004. Yet, based on some preliminary indications, we are cautiously optimistic that our traditional seismic operations will pick up in subsequent quarters."

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1993 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included herein, including statements regarding potential future demand for the company's products and services, the company's future financial position and results of operations, business strategy and other plans and objectives for future operations, are forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct, and actual results may differ materially from such forward-looking statements. Important factors that could cause or contribute to such differences include a prolonged and gradual recovery, or no full recovery, of the energy services sector of a depressed oil and gas industry, and thereafter, the inherent volatility of oil and gas prices and the related volatility of demand for the company's services; dependence upon additional lease contracts; customer concentration and credit risk; continuing industry consolidation; the risk of technological obsolescence of the company's lease fleet; vulnerability of seismic activity and demand to weather conditions and seasonality of operating results; dependence upon few suppliers; and other factors which are disclosed in the company's Securities and Exchange Commission filings, available from the company without charge. Further, all written and verbal forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by such factors.



                                      MORE

                            MITCHAM INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                                                  Three Months Ended                      Year Ended
                                                                      January 31,                         January 31,
                                                            ------------------------------      ------------------------------
                                                                2003              2002              2003              2002
                                                            ------------      ------------      ------------      ------------
                                                                     (unaudited)
REVENUES:
 Equipment leasing                                          $      2,492      $      2,963      $      8,343      $     19,994
 Equipment sales                                                     938               440             5,835             5,920
 Commissions                                                          --               970                 4             1,269
 Front-end services                                                2,261                --             4,972                --
                                                            ------------      ------------      ------------      ------------
          Total revenues                                           5,691             4,373            19,154            27,183
                                                            ------------      ------------      ------------      ------------
COSTS AND EXPENSES:
 Direct costs - seismic leasing                                      359               662             1,369             2,239
 Direct costs - front-end services                                 2,623                --             5,775                --
 Cost of other equipment sales                                       509             1,233             4,569             4,993
 General and administrative                                        1,558             1,145             5,633             4,374
 Provision (benefit) for doubtful accounts                          (216)            4,940            (1,920)            5,065
 Depreciation                                                      3,657             3,706            15,190            16,015
                                                            ------------      ------------      ------------      ------------
          Total costs and expenses                                 8,490            11,686            30,616            32,686
                                                            ------------      ------------      ------------      ------------
OPERATING LOSS                                                    (2,799)           (7,313)          (11,462)           (5,503)
Other income (expense):
  Interest income (net of interest expense)                         (141)              (55)             (291)             (231)
  Other, net                                                           9                 1                 7                 2
                                                            ------------      ------------      ------------      ------------
          Total other income (expense)                              (132)              (54)             (284)             (229)
                                                            ------------      ------------      ------------      ------------
LOSS BEFORE INCOME TAXES                                          (2,931)           (7,367)          (11,746)           (5,732)
PROVISION (BENEFIT) FOR INCOME TAXES                                  --             1,805            (1,647)            2,725
                                                            ------------      ------------      ------------      ------------
NET LOSS                                                    $     (2,931)     $     (9,172)     $    (10,099)     $     (8,457)
                                                            ============      ============      ============      ============

Loss per common share:
          Basic                                             $      (0.34)     $      (1.05)     $      (1.15)     $      (0.95)
          Diluted                                           $      (0.34)     $      (1.05)     $      (1.15)     $      (0.95)
                                                            ============      ============      ============      ============

Shares used in computing loss per common share:
          Basic                                                8,743,000         8,776,000         8,747,000         8,870,000
          Dilutive effect of common stock equivalents                 --                --                --                --
                                                            ------------      ------------      ------------      ------------
          Diluted                                              8,743,000         8,776,000         8,747,000         8,870,000
                                                            ============      ============      ============      ============




                                      MORE

                            MITCHAM INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                    ASSETS                                 January 31,       January 31,
                                                                               2003              2002
                                                                           ------------      ------------
CURRENT ASSETS:
  Cash                                                                     $      5,170      $      8,244
  Accounts receivable, net of allowance for doubtful accounts of
    $770,000 and $1,454,000 at January 31, 2003 and 2002, respectively            3,544             3,431
  Notes receivable                                                                   12               851
  Prepaid expenses and other current assets                                         627               407
                                                                           ------------      ------------
    Total current assets                                                          9,353            12,933
  Seismic equipment lease pool, property and equipment                           87,126            90,381
  Accumulated depreciation of seismic equipment lease pool,
    property and equipment                                                      (52,183)          (44,814)
  Notes receivable                                                                   --               275
  Other assets                                                                       44                20
                                                                           ------------      ------------
    Total assets                                                           $     44,340      $     58,795
                                                                           ------------      ------------

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                         $      2,424      $      8,659
  Current maturities - long-term debt                                             2,092             2,515
  Deferred revenue                                                                  216               314
  Wages payable                                                                     414               265
  Accrued expenses and other current liabilities                                    914               360
                                                                           ------------      ------------
    Total current liabilities                                                     6,060            12,113
Long-term debt                                                                    4,622             4,079
                                                                           ------------      ------------
    Total liabilities                                                            10,682            16,192

SHAREHOLDERS' EQUITY:
  Preferred stock, $1.00 par value; 1,000,000 shares authorized;
    none issued and outstanding                                                      --                --
  Common stock, $0.01 par value; 20,000,000 shares authorized;
    9,657,801 shares issued                                                          97                97
    Additional paid-in capital                                                   61,814            61,814
  Treasury stock, at cost (915,000 and 907,200 shares, respectively)             (4,686)           (4,671)
  Accumulated deficit                                                           (22,122)          (12,023)
  Accumulated other comprehensive loss                                           (1,445)           (2,614)
                                                                           ------------      ------------
    Total shareholders' equity                                                   33,658            42,603
                                                                           ------------      ------------
    Total liabilities and shareholders' equity                             $     44,340      $     58,795
                                                                           ------------      ------------



                                       ###